Exhibit 4.6
FIRST AMENDMENT AGREEMENT
This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 26th day of March, 2021 among:
    (a)    APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (“Borrower”);

    (b)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c)    KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

    WHEREAS, Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of January 31, 2018 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

    WHEREAS, Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;

    WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

    WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Administrative Agent and the Lenders agree as follows:

    1.    Amendment to Borrowing Covenant Provisions. Section 5.8 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

    (b)    the amount of obligations outstanding under asset securitizations that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase, whether such obligations constitute on-balance sheet Indebtedness or an off-balance sheet liability, up to the maximum aggregate amount, for all Companies, of Two Hundred Fifty Million Dollars ($250,000,000) at any time outstanding;

    2.    Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

    (a)    execute and deliver an amendment to that certain Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019, among Borrower and PGIM, Inc. and certain of its affiliates, amending such agreement to conform with the changes made to Section 5.8 of the Credit Agreement pursuant to this Amendment;

    (b)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

    (c)    pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

    3.    Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

    4.    Waiver and Release. Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

    5.     References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a
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Loan Document. In the event of a conflict between the terms of the Credit Agreement and this Amendment, the terms of this Amendment shall control.

    6.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

    7.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    8.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    9.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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4813-8589-8974.4

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JURY TRIAL WAIVER. BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:/s/ David K. Wells
David K. Wells
Vice President – Chief Financial Officer & Treasurer

By:/s/ David K.Wells
Fred D. Bauer
Vice President – General Counsel & Secretary

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By:/s/ Brian P. Fox Brian P. Fox Senior Vice President

Signature Page to
First Amendment Agreement

U.S. BANK NATIONAL ASSOCIATION By:/s/ Robert M. Helton Name: Robert M. Helton Title: Vice President

PNC BANK, NATIONAL ASSOCIATION By:/s/ Scott A. Nolan Name: Scott A. Nolan Title: Senior Vice President

JPMORGAN CHASE BANK, N.A. By:/s/ Jonathan Bennett Name: Jonathan Bennett Title: Executive Director

TRUIST BANK By:/s/ Katherine Bass Name: Katherine Bass Title: Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION By:/s/ Will Batchelor Name:Will Batchelor Title: Vice President

BMO HARRIS BANK, N.A. By:/s/ Thomas Hasenauer Name: Thomas Hasenauer Title: Managing Director

Signature Page to
First Amendment Agreement

CITIZENS BANK, N.A. By:/s/ Matt Kuchta Name: Matt Kuchta Title: SVP

WELLS FARGO BANK, NATIONAL ASSOCIATION By:/s/ Mark H. Halldorson Name: Mark H. Halldorson Title: Director

BANK OF AMERICA, N.A. By:/s/ Philip P. Whewell Name: Philip P. Whewell Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION By:/s/ Kyle Patterson Name: Kyle Patterson Title: Senior Vice President

REGIONS BANK By:/s/ Brian Blomeke Name: Brian Blomeke Title:Senior Vice President

BANK OF THE WEST By:/s/ Philip R. Medsger Name: Philip R. Medsger Title: Director

Signature Page to
First Amendment Agreement

THE HUNTINGTON NATIONAL BANK By:/s/ Brian H. Gallagher Name: Brian H. Gallagher Title: Managing Director

COMERICA BANK By:/s/ Robert Wilson Name: Robert Wilson Title: Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA By:/s/ John F. Neuman Name: John F. Neuman Title: Senior Vice President

Signature Page to
First Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

    The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of March 26, 2021. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

    The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

    JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

APPLIED US, L.P. By: Applied Canada Holdings, ULC, its general partner By:_/s/ David K. Wells__________ David K. Wells Vice President – Chief Financial Officer & Treasurer
APPLIED INDUSTRIAL TECHNOLOGIES -- PA LLC By: Applied Industrial Technologies, Inc., its sole member By:__/s/ David K. Wells_________ David K. Wells Vice President – Chief Financial Officer & Treasurer

Signature Page to
Guarantor Acknowledgment and Agreement

APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC
APPLIED INDUSTRIAL TECHNOLOGIES - CAPITAL INC.
APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC.
BEARINGS PAN AMERICAN, INC.
ESI ACQUISITION CORPORATION D/B/A ENGINEERED SALES, INC.
AIR DRAULICS ENGINEERING CO.
A&H FLUID TECHNOLOGIES, INC.
APPLIED FLUID POWER HOLDINGS, LLC
BAY ADVANCED TECHNOLOGIES, LLC
CAROLINA FLUID COMPONENTS, LLC
DTS FLUID POWER, LLC
FLUIDTECH, LLC
HYDROAIR HUGHES, LLC
POWER SYSTEMS, LLC
APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC
AIT INTERNATIONAL INC.
BEARINGS SALES & SERVICES INC.
APPLIED INDUSTRIAL TECHNOLOGIES - PACIFIC LLC
SPENCER FLUID POWER, INC.
ATLANTIC FASTENERS CO., LLC
S. G. MORRIS CO., LLC
APPLIED US ENERGY, INC.
HUB INDUSTRIAL SUPPLY, LLC
BARO CONTROLS, INC.
BARO PROCESS PRODUCTS, INC.
BASIN ENGINE & PUMP, INC.
CORROSION FLUID PRODUCTS CORP.
EADS DISTRIBUTION, LLC

    By:_/s/ David K. Wells_________
      David K. Wells
                  Vice President – Chief Financial Officer & Treasurer

Signature Page to
Guarantor Acknowledgment and Agreement

FCX PERFORMANCE, INC.
HUGHES MACHINERY COMPANY
PUMP ENERGY, INC.
PUMP PRO’S, INC.
R.L. STONE COMPANY, INC.
APPLIED US ENERGY-OKLAHOMA, LLC
OLYMPUS CONTROLS CORP.
ADVANCED CONTROL SOLUTIONS & AUTOMATION, INC.
GIBSON ENGINEERING COMPANY, INC.
APPLIED CANADA HOLDINGS, ULC
APPLIED NOVA SCOTIA COMPANY
APPLIED NORTHERN HOLDINGS, ULC

By:_/s/ David K. Wells__________
      David K. Wells
                  Vice President – Chief Financial Officer & Treasurer

Signature Page to
Guarantor Acknowledgment and Agreement